Exhibit (24)

November 15, 1996


Mr. Alan M. Wright and
Mr. Thomas A. McNish
CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI 48126

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment or amendments, to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of up to $150 million of the Corporation's General Term Notes and/or the sale of up to $500 million of debt securities of the Corporation.

Yours very truly,





/s/ William T. McCormick, Jr.     /s/ Michael G. Morris
______________________________    ________________________________
    William T. McCormick, Jr.         Michael G. Morris




/s/ James J. Duderstadt           /s/ William U. Parfet
______________________________    ________________________________
    James J. Duderstadt               William U. Parfet



/s/ Kathleen R. Flaherty          /s/ Percy A. Pierre
______________________________    ________________________________

    Kathleen R. Flaherty              Percy A. Pierre



/s/ Victor J. Fryling             /s/ Kenneth Whipple
_____________________________     ________________________________

    Victor J. Fryling                 Kenneth Whipple



/s/ Earl D. Holton                /s/ John B. Yasinsky
_____________________________     ________________________________
    Earl D. Holton                    John B. Yasinsky



/s/ Lois A. Lund
_____________________________
    Lois A. Lund




Extract from the minutes of a meeting of the Board of Directors of CMS Energy Corporation (the "Corporation") held on October 25, 1996.


                              - - - - - - - -


PROPOSED ISSUE AND SALE OF GENERAL TERM NOTES

         The officers of the Corporation recommended that the Corporation issue and sell up to $150,000,000 aggregate principal amount of senior unsecured debt in the form of General Term Notes (the "Notes") (in addition to the amount of General Term Notes remaining under Registration Statement No. 333-01261) to be distributed pursuant to the terms of a distribution agreement at the prices and on the terms deemed desirable in the interest of the Corporation as determined by the Chairman of the Board, a Vice Chairman, the President or the Chief Financial Officer of the Corporation, or certain persons designated as agents for the Corporation. The proceeds will be used for general corporate purposes. The matter was discussed fully.

         Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:

                   RESOLVED: That the Board of Directors approves the issue and sale of not more than $150,000,000 aggregate principal amount of senior unsecured debt in the form of General Term Notes (the "Notes") and the officers of the Corporation, and each of them, are authorized in their discretion, on its behalf, to execute and file with the Securities and Exchange Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act") with respect to the issue and sale of not more than $150,000,000 aggregate principal amount of the Notes, in such form as may be approved by the officers executing the same, and to do all other things necessary to make such registration effective, including the execution and filing of any necessary or appropriate amendments or supplements thereto; and

                   RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized in their discretion, on its behalf, to take all actions necessary or advisable to consummate the negotiation, registration, and sale of up to $150,000,000 aggregate principal amount of the Notes, which Notes shall be issued pursuant to an Indenture dated as of January 15, 1994 entered into between the Corporation and The Chase Manhattan Bank, National Association, as Trustee, to be supplemented by a third supplemental indenture to be entered into between the Corporation and The Chase Manhattan Bank, National Association, as Trustee (such indenture as so supplemented, the "Indenture"); and

                   RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized to execute and deliver a third supplemental indenture, on behalf of the Corporation in such form as may be approved by the officers executing the same and as counsel may advise; and

                   RESOLVED FURTHER: That any one of the following persons: the Chairman of the Board, a Vice Chairman, the President or Chief Financial Officer, or Doris F. Galvin, Martin R. Walicki, or Janet Sanders, as agents for the Corporation, are authorized in their discretion, to execute, issue, deliver and sell from time to time up to $150,000,000 aggregate principal amount of the Notes pursuant to and in accordance with the Indenture and a distribution agreement hereinafter described and authorized, but subject to the effectiveness of the Registration Statement under the Act; and

                   RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized in their discretion, to execute and deliver, on its behalf, a distribution agreement relating to the sale of up to $150,000,000 aggregate principal amount of the Notes in such form as may be approved by the officers executing the same and as counsel may advise, and such officers are authorized to perform all acts and things necessary to effectuate the transaction contemplated by said distribution agreement; and

                   RESOLVED FURTHER: That each Note issued by the Corporation shall be sold at a price equal to 100% of the principal amount thereof and have such terms (including, without limitation, interest rate, maturity date, redemption provisions (if any) and other terms permitted or contemplated by the Indenture) as shall be set forth in a certificate delivered to the Trustee pursuant to the terms of the Indenture, and any one of the following persons: the Chairman of the Board, a Vice Chairman, the President or Chief Financial Officer, or Doris F. Galvin, Martin R. Walicki, or Janet Sanders, as agents of the Corporation, are empowered to approve and authorize such terms and to execute and deliver such certificate setting forth the same; and

                   RESOLVED FURTHER: That each Note issued by the Corporation shall bear interest at such rate, pay interest and principal on such dates, and have such other terms and provisions (including, but not limited to, redemption terms or a survivor's option), and shall be issued in definitive registered form as a global note pursuant to the terms of the Indenture, as determined by any one of the following persons: the Chairman of the Board, a Vice Chairman, the President or Chief Financial Officer of the Corporation, or Doris F. Galvin, Martin R. Walicki or Janet Sanders, as agents for the Corporation; and

                   RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized to take any and all action that any of such officers may deem necessary or advisable in order to effect the registration or qualification, or to request an exemption from such registration or qualification, of part or all of the Notes for offer and sale under the securities or Blue Sky laws of any of the States of the United States of America or other jurisdiction, and, in connection therewith, to execute, acknowledge, verify, deliver, file and publish all such applications, reports, resolutions, consents and other papers and instruments as may be required under such laws, and to take any and all further action that any such officer may deem necessary or advisable in order to maintain any such registration or qualification, or exemption therefrom, for as long as such officers may deem to be in the best interests of the Corporation; and

                   RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to sign, seal and deliver such papers and documents, and to do or cause to be done all acts and things which any of them may consider necessary or advisable to carry out the intent and purposes of all the foregoing resolutions with respect to the issue and sale of up to $150,000,000 aggregate principal amount of the Notes of the Corporation.


                              - - - - - - - -


    I, Thomas A. McNish, Secretary of CMS Energy Corporation, CERTIFY that the foregoing is a true and correct copy of resolutions duly and regularly adopted at a meeting of the Board of Directors of CMS Energy Corporation duly held on October 25, 1996, at which a quorum was in attendance and voting throughout, and that said resolutions have not since been rescinded but are still in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 29th day of October 1996.


                                   /s/ Thomas A. McNish
                                  -----------------------
                                  Thomas A. McNish
                                  Secretary